Exhibit (h)(3)

                  NATIONAL INVESTORS CASH MANAGEMENT FUND, INC.
                       SHAREHOLDER SERVICING PLAN ("PLAN")

         Section 1. Upon the recommendation of TD Waterhouse Asset Management, Inc. ("TD WAM"), the investment manager of National Investors Cash Management Fund, Inc. (the "Fund"), any officer of the Fund is authorized to execute and deliver, in the name and on behalf of the Fund, written agreements based substantially on the forms attached hereto as Appendix A or any other form duly approved by the Fund's Board of Directors ("Agreements") with securities dealers, financial institutions, and other industry professionals that are dealers of record or holders of record or that have a servicing relationship with the beneficial owners of Fund shares ("Service Organizations") in any of the Fund's portfolios offering such shares (the "Portfolios") provided that any modifications of services listed in the Agreement shall be presented for approval or ratification by the Directors at the next regularly scheduled Board Meeting. Pursuant to such Agreements, Service Organizations shall provide shareholder support services as set forth therein to their clients who beneficially own shares of the Portfolios in consideration of a fee, computed monthly in the manner set forth in the Agreements, at an annual rate of 0.25% (0.05% in the case of the Institutional Money Market Portfolio) of the average daily net asset value of the Fund shares beneficially owned by or attributable to such clients. Certain affiliates of TD WAM, including TD Waterhouse Investor Services, Inc., are eligible to become Service Organizations and to receive fees under this Plan. All expenses incurred by a Portfolio in connection with the Agreements and the implementation of this Plan shall be borne entirely by the holders of the shares of the particular Portfolio involved.

         Section 2. TD WAM shall monitor the arrangements pertaining to the Fund's Agreements with Service Organizations. TD WAM shall not, however, be obligated by this Plan to recommend, and the Fund shall not be obligated to execute, any Agreement with any qualifying Service Organization.

         Section 3. Unless sooner terminated, this Plan shall continue in effect for a period of one year from its date of execution and shall continue thereafter for successive annual periods, provided that such continuance is specifically approved by a majority of the Board of Directors, including a majority of the Directors who are not "interested persons," as defined in the Investment Company Act of 1940, as amended (the "Act"), of the Fund and have no direct or indirect financial interest in the operation of this Plan or in any Agreement related to this Plan (the "Disinterested Directors").

         Section 4. This Plan may be amended at any time with respect to any Portfolio by the Fund's Board of Directors, provided that any material amendment of the terms of this Plan (including a material increase of the fee payable hereunder) shall become effective only upon the approval of a majority of the Disinterested Directors.

         Section 5. This Plan is terminable at any time with respect to any Portfolio by vote of a majority of the Disinterested Directors.

         Section 6. The Fund will preserve copies of this Plan, Agreements, and any written reports regarding this Plan presented to the Board of Directors (collectively, "Records") for a period of not less than six years from the end of the fiscal year in which such Records were made and each such Record shall be kept in an easily accessible place for the first two years of said recordkeeping.


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

                                   Appendix A

                     FORM OF SHAREHOLDER SERVICES AGREEMENT

Dear Sirs:

You wish to enter into an Agreement with National Investors Cash Management Fund, Inc. (hereinafter referred to as the "Fund"), a registered investment company, as defined in the Investment Company Act of 1940, as amended (the "Act"), with certain portfolios (each a "Portfolio", collectively the "Portfolios"), for servicing shareholders of, and administering shareholder accounts in the Fund.

The terms and conditions of this Agreement are as follows:

1. You agree to provide shareholder and administrative services for your clients who own shares of the Fund ("clients"), which services may include, without limitation: providing general shareholder liaison services, including responding to shareholder inquiries; assisting to the extent necessary with the transmission of semi-annual and annual reports and annual tax reporting information to shareholders; assisting clients in changing dividend options, account designations and addresses; performing sub-accounting; establishing and maintaining shareholder accounts and records; providing periodic statements and/or reports showing a client's account balance and integrating such statements with those of other transactions and balances in the client's other accounts serviced by you; arranging for bank wires; and providing such other information and services as the Fund reasonably may request, to the extent you are permitted by applicable statute, rule or regulation. You represent and warrant to, and agree with the Fund, that the compensation payable to you hereunder, together with any other compensation payable to you by clients in connection with the investment of their assets in shares of the Fund, will be properly disclosed by you to your clients, will be authorized by your clients and will not result in an excessive or unauthorized fee to you. You will act solely as agent for, upon the order of, and for the account of, your clients.

2. You shall provide such office space and equipment, telephone facilities and personnel (which may be all or any part of the space, equipment and facilities currently used in your business, or all or any personnel employed by you) as is necessary or beneficial for providing information and services to the Fund's shareholders, and to assist the Fund in servicing accounts of clients. You shall transmit promptly to clients all communications sent to you for transmittal to clients by or on behalf of the Fund, or the Fund's investment adviser, distributor, custodian or transfer or dividend disbursing agent.

3. You agree that neither you nor any of your employees or agents are authorized to make any representation concerning the Fund, the Portfolios or the shares of the Fund, except those contained in the then current Prospectus or Statement of Additional Information ("SAI") for such Fund, copies of which will be supplied by the Fund to you in reasonable quantities upon request. You shall have no authority to act as agent for the Fund.



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

4. This agreement may be amended only by written instruments signed by both parties. The Fund reserves the right, at its discretion and without notice, to suspend the sale of shares or withdraw the sale of shares of any or all of the Portfolios.

5. This Agreement is terminable without penalty, at any time, by a majority of the Fund's Directors who are not "interested persons" (as defined in the Act) and have no direct or indirect financial interest in this Agreement. This Agreement is terminable without penalty upon 15 days' notice by either party. In addition, the Fund may terminate this Agreement as to any or all Portfolios immediately, without penalty, if the present investment adviser of such Portfolio(s) ceases to serve the Portfolio(s) in such capacity. Notwithstanding anything contained herein, if you fail to perform the shareholder servicing and administrative functions contemplated herein by the Fund, this Agreement shall be terminable effective upon receipt of notice thereof by you. This Agreement also shall terminate automatically in the event of its assignment (as defined in the Act).

6. In consideration of the services and facilities described herein, you shall be entitled to receive from the Fund, and the Fund agrees to pay to you, the fees described as payable to you in the Fund's Shareholder Services Plan and Prospectus and related Statement of Additional Information. You understand that any payments pursuant to this Agreement shall be paid only so long as this Agreement and such Plan are in effect. You agree that no Director, officer or shareholder of the Fund shall be liable individually for the performance of the obligations hereunder or for any such payments.

7. You agree to comply with and to provide to the Fund such information relating to your services hereunder as may be required to be maintained by the Fund, under applicable federal or state laws, and the rules, regulations, requirements or conditions of applicable regulatory and self-regulatory agencies or authorities.

8. This Agreement shall not constitute either party the legal representative of the other, nor shall either party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name of or in the name of or on behalf of the other party.

9. All notices or other communications hereunder to either party shall be in writing and shall be deemed sufficient if mailed to such party at the address of such party set forth on page four of this Agreement or at such other address as such party may be designated by written notice to the other or by telex, telecopier, telegram or similar means of same day delivery (with a confirming copy by mail as provided herein).

10. This Agreement shall be construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.


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


For National Investors Cash Management Fund, Inc.
100 Wall Street
New York, NY  10005



-----------------------------------------            -----------------------
By:                                                                    Date


For:____________________________________________________________________



------------------------------------------------------------------------
Address of Principal Office


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City                                          State             Zip Code



By:____________________________     Its:________________      ____________
     Authorized Signature                Title                     Date


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         Print Name



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



                     FORM OF SHAREHOLDER SERVICES AGREEMENT
                   FOR TD WATERHOUSE AFFILIATED BROKER/DEALERS


Dear Sirs:

You wish to enter into an Agreement with National Investors Cash Management Fund, Inc. (hereinafter referred to as the "Fund"), a registered investment company, as defined in the Investment Company Act of 1940, as amended (the "Act"), with certain portfolios (each a "Portfolio", collectively the "Portfolios"), for servicing shareholders of, and administering shareholder accounts in the Fund.

The terms and conditions of this Agreement are as follows:

1. You agree to provide shareholder and administrative services for your clients who own shares of the Fund ("clients"), which services may include, without limitation: providing general shareholder liaison services, including responding to shareholder inquiries; assisting to the extent necessary with the transmission of semi-annual and annual reports and annual tax reporting information to shareholders; assisting clients in changing dividend options, account designations and addresses; performing sub-accounting; establishing and maintaining shareholder accounts and records; providing periodic statements and/or reports showing a client's account balance and integrating such statements with those of other transactions and balances in the client's other accounts serviced by you; arranging for bank wires; and providing such other information and services as the Fund reasonably may request, to the extent you are permitted by applicable statute, rule or regulation. You represent and warrant to, and agree with the Fund, that the compensation payable to you hereunder, together with any other compensation payable to you by clients in connection with the investment of their assets in shares of the Fund, will be properly disclosed by you to your clients, will be authorized by your clients and will not result in an excessive or unauthorized fee to you. You will act solely as agent for, upon the order of, and for the account of, your clients.

2. You shall provide such office space and equipment, telephone facilities and personnel (which may be all or any part of the space, equipment and facilities currently used in your business, or all or any personnel employed by you) as is necessary or beneficial for providing information and services to the Fund's shareholders, and to assist the Fund in servicing accounts of clients. You shall transmit promptly to clients all communications sent to you for transmittal to clients by or on behalf of the Fund, or the Fund's investment adviser, distributor, custodian or transfer or dividend disbursing agent.

3. You agree that neither you nor any of your employees or agents are authorized to make any representation concerning the Fund, the Portfolios or the shares of the Fund, except those contained in the then current Prospectus or Statement of Additional Information ("SAI") for such Fund, copies of which will be supplied by the Fund to you in reasonable quantities upon request. You shall have no authority to act as agent for the Fund.

4. The Fund reserves the right, at its discretion and without notice, to suspend the sale of shares or withdraw the sale of shares of any or all of the Portfolios. This agreement may be amended only by written instruments signed by both parties.

5. You acknowledge that this Agreement shall become effective for a Fund only following approval when approved by a vote of a majority of (i) the Fund's Board of Directors or Trustees or Managing General Partners, as the case may be (collectively "Directors," individually "Director"), and (ii) Directors who are not "interested persons" (as defined in the 1940 Act) of the Fund and have no direct or indirect financial interest in this Agreement.

6. This Agreement shall continue until the last day of the calendar year next following the date of execution, continue for an initial two year term commencing on the date hereof, and thereafter shall continue automatically for successive annual periods ending on the last day of each calendar year. Such continuance must be approved specifically at least annually by a vote of a majority of (i) the Fund's Board of Directors and (ii) Directors who are not "interested persons" (as defined in the Act) of the Fund and have no direct or indirect financial interest in this Agreement. This Agreement is terminable without penalty, at any time, by a majority of the Fund's Directors who are not "interested persons" (as defined in the Act) and have no direct or indirect financial interest in this Agreement. This Agreement is terminable without penalty upon 15 days notice by either party. In addition, the Fund may terminate this Agreement as to any or all Portfolios immediately, without penalty, if the present investment adviser of such Portfolio(s) ceases to serve the Portfolio(s) in such capacity. Notwithstanding anything contained herein, if you fail to perform the shareholder servicing and administrative functions contemplated herein by the Fund, this Agreement shall be terminable effective upon receipt of notice thereof by you. This Agreement also shall terminate automatically in the event of its assignment (as defined in the Act).

7. In consideration of the services and facilities described herein, you shall be entitled to receive from the Fund, and the Fund agrees to pay to you, the fees described as payable to you in the Fund's Shareholder Services Plan and Prospectus and related Statement of Additional Information. You understand that any payments pursuant to this Agreement shall be paid only so long as this Agreement and such Plan are in effect. You agree that no Director, officer or shareholder of the Fund shall be liable individually for the performance of the obligations hereunder or for any such payments.

8. You agree to comply with and to provide to the Fund such information relating to your services hereunder as may be required to be maintained by the Fund under, applicable federal or state laws, and the rules, regulations, requirements or conditions of applicable regulatory and self-regulatory agencies or authorities.

9. This Agreement shall not constitute either party the legal representative of the other, nor shall either party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name of or in the name of or on behalf of the other party.

10. All notices or other communications hereunder to either party shall be in writing and shall be deemed sufficient if mailed to such party at the address of such party set forth on page four of this Agreement or at such other address as such party may be designated by written notice to the other or by telex, telecopier, telegram or similar means of same day delivery (with a confirming copy by mail as provided herein).

11. This Agreement shall be construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.


For National Investors Cash Management Fund, Inc.
100 Wall Street
New York, NY  10005



-----------------------------------------            -----------------------
By:                                                                    Date


For: TD Waterhouse Investor Services, Inc.
--------------------------------------------------------------------------------


100 Wall Street
--------------------------------------------------------------------------------
Address of Principal Office


New York                             NY                       10005
--------------------------------------------------------------------------------
City                                        State                      Zip Code



By:____________________________     Its:________________      ____________
         Authorized Signature             Title                   Date


-------------------------------
         Print Name